CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                   Exhibit 10.37

                                            WIND RIVER LICENSE NUMBER: _________

                                   VALUE ADDED
                               RESELLER AGREEMENT
             INTEGRATED TELECOM EXPRESS, INC. AND WIND RIVER SYSTEMS


         This VALUE ADDED RESELLER AGREEMENT (the "Agreement") is made and entered into as of the Effective Date by and between WIND RIVER SYSTEMS, INC. ("Wind River"), a Delaware corporation, with its principal place of business at 500 Wind River Way, Alameda, California, 94501, and INTEGRATED TELECOM EXPRESS, INC., a Delaware corporation, with its principal place of business at 2710 Walsh Avenue, Santa Clara, CA 95051 ("ITeX").

                                    RECITALS

         A. Wind River is in the business of developing and licensing embedded software development tools and real-time operating system products to customers for use in products controlled or monitored by an embedded microprocessor;

         B. ITeX develops a family of chipsets that enable broadband interconnect utilizing DSL technology for original equipment manufacturers ("OEM") customers;

         C. It is the desire of ITeX Inc. to include low level drivers, a board support package, and internet middleware yielding a complete software solution based on Wind River's VxWorks real-time operating system standard; and

         D. Wind River desires to grant, and ITeX desires to obtain, a license for ITeX to incorporate certain Wind River software products into the ITeX Chipset Bundle (as defined below), under the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Wind River and ITeX hereby agree as follows:

1.       DEFINITIONS.

         1.1 "CUSTOMER" means an ITeX OEM customer that purchases the ITeX Chipset Bundle from ITeX for use solely in the development of a Target Application for distribution by IteX OEM's customers or their distributors to End Users pursuant to an End User License Agreement.

         1.2 "CUSTOMER SITE" means the Customer's street address where the development work on a Project will be carried out.

         1.3 "END USER" means an entity to which Customer provides a Target Application pursuant to an end user agreement ("End User License Agreement") for its own use and not for further distribution.

         1.4 "FEES" means Target Royalty Fees and any other fees payable by ITeX to Wind River.

         1.5 "ITEX CHIPSET BUNDLE" means the reference platform distributed by ITeX to its Customers for use with Target Applications and which includes low level drivers, a board support package ("BSP") and the VxWorks Software and may include one or more Wind River Protocols.

         1.6 "LICENSED SOFTWARE" means the VxWorks Software, the Tornado Software and the Wind River Protocols listed and described in EXHIBIT 2 and any other software licensed by Wind River to ITeX pursuant to this Agreement.

         1.7 "OBJECT CODE" means computer software in a form not readily perceivable by humans and suitable for machine execution without the intervening steps of interpretation or compilation.

         1.8 "PROJECT" means a specific Customer, a concerted research or development undertaking by an identified development team to design or produce an end user product which uses the ITeX Chipset Bundle and a specific target microprocessor and which has a specified scope of functionality, the result of which is the Target Application.

         1.9 "REFERENCE SOURCE CODE" means any sample BSP and/or driver Source Code that may be provided by Wind River to ITeX with the VxWorks Software.

         1.10 "SOURCE CODE" means computer software in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

         1.11 "TARGET APPLICATION" means the Customer's product incorporating the ITeX Chipset Bundle, which does not contain any software development functionality for the VxWorks Software or the Wind River Protocols and which contains the run-time components of VxWorks Software and the Wind River Protocols in Object Code.

         1.12 "TARGET ARCHITECTURE" means the specific architecture type (e.g., Power PC or ARM) upon which the run-time component of VxWorks Software is distributed.

         1.13 "TARGET MARKET" means the broadband connection market utilizing methods similar to the ITeX Chipset Bundle.

         1.14 "TARGET ROYALTY FEE" means the fee paid by ITeX to Wind River for each ITeX Chipset Bundle distributed by ITeX to its Customers pursuant to a Target License and as set forth in EXHIBIT 1 hereto.

         1.15 "TORNADO SOFTWARE" means Wind River's professional development tools software package, as described in EXHIBIT 2 attached hereto, known as Tornado, configured for a specific host (e.g., PC) and a specific target processor family (e.g., ARM) and related documentation.

         1.16 "WIND RIVER EVALUATION LICENSE" means a license to use the VxWorks Software and Wind River Protocols, in Object Code form only, in connection with a single Project, at a single Customer Site and for use with a specified Target Architecture for evaluation purposes only for sixty (60) days pursuant to the license agreement attached hereto as EXHIBIT 3.

         1.17 "VXWORKS OEM LICENSE" means a license to use the VxWorks Software, in Object Code form only, in connection with a single Project, at a single Customer Site and for use with a specified Target Architecture.

         1.18 "VXWORKS SOFTWARE" means Wind River's real-time operating system, as further described in EXHIBIT 2 in Object Code form only, and related documentation and the Reference Source Code as modified by ITeX.

         1.19 "WIND RIVER PROTOCOLS" means the Wind River royalty-bearing protocols and driver stacks (including any modifications to the Wind River Protocols made pursuant to a Source Code License Agreement between the parties) as further described in EXHIBIT 2, which are distributed to Customers in Object Code form only.

2.       CERTIFICATIONS.

         2.1 CERTIFICATION. ITeX certifies that each copy of the Licensed Software reproduced by ITEX under this Agreement will be bundled in an ITeX Chipset Bundle, all of which represent a significant enhancement and transformation of the Licensed Software (with regard to both value and function). ITeX agrees that it will not and will not authorize third parties to make or distribute copies of the Licensed Software intended for other purposes.

         2.2 FAIR REPRESENTATION. ITeX shall display, demonstrate and represent the Licensed Software fairly and shall make no representations concerning Wind River or the Licensed Software which are false, misleading or inconsistent with those representations set forth in promotional materials, literature and manuals published and supplied by Wind River. In exercising its rights and obligations under this Agreement, ITeX will comply with all applicable international, national and local laws and regulations.

3.       GRANT OF LICENSE.

         3.1 ITEX LICENSE. Subject to the terms and conditions of this Agreement, Wind River hereby grants to ITeX a non-exclusive, non-transferable, worldwide right and license to:

                  (a) Use and reproduce the VxWorks Software and the Wind River Protocols, in Object Code form only, for the purposes of development, technical support, maintenance and warranty service of the ITeX Chipset Bundle;

                  (b) Reproduce and distribute copies of the VxWorks Software and the Wind River Protocols, in Object Code form only, for the purpose of providing demonstration units to potential Customers without requiring those Customers to purchase the VxWorks Software, Tornado Software, or the ITeX Chipset Bundle; and

                  (c) Reproduce, distribute and sublicense the VxWorks Software and the Wind River Protocols, in Object Code form only, solely as part of a ITeX Chipset Bundle, to each ITeX Customer for use solely in connection with the ITeX Chipset Bundle; provided, that any such use of the VxWorks Software by Customers shall be restricted to use in connection with a single Customer Project, at a single Customer Site and for a specific Target Architecture, and provided that all such sublicenses are granted pursuant to an Evaluation License Agreement the terms of which contain terms at least as restrictive as those set forth in EXHIBIT 3 ("EVALUATION LICENSE AGREEMENT").

         3.2 TARGET LICENSE. Subject to the terms and conditions of this Agreement, Wind River hereby grants ITeX a non-exclusive, non-transferable, worldwide, royalty-bearing right to reproduce, distribute and sublicense the run-time components of the VxWorks Software and the Wind River Protocols in Object Code form only, and solely (i) to Customers who have obtained a VxWorks OEM License, and annual support for the VxWorks Software from Wind River, and
(ii) for distribution and use with the ITeX Chipset Bundle and Target Application; provided, that all such sublicenses are granted pursuant to a license containing terms which adequately protect Wind River's rights (E.G., ITeX obtaining the right to permit ITeX to audit Customers) and which includes a statement substantially similar to the following:

         Third-Party Beneficiary. Licensee is hereby notified that Wind River Systems, Inc., a Delaware corporation having its principal place of business at 500 Wind River Way, Alameda, California 94501 ("Wind River"), is a third party beneficiary to this agreement to the extent that this agreement contains provisions which relate to Licensee's use of the Software licensed hereby. Such provisions are made expressly for the benefit of Wind River and are enforceable by Wind River in addition to ITeX.

Wind River agrees to offer Customers the VxWorks OEM License and related support on terms and conditions, including pricing, no less favorable than Wind River's then-current standard terms and conditions offered to other Wind River customers. Customer shall not be charged any additional royalties by Wind River for the IteX Chipset Bundle.



         3.3 NO UNAUTHORIZED TRANSFER. UPON ANY UNAUTHORIZED TRANSFER OF THE LICENSED SOFTWARE OR ANY COPY OR MERGED PORTION OF THE LICENSED SOFTWARE NOT AUTHORIZED BY THIS AGREEMENT, ITEX SHALL BE DEEMED IN MATERIAL BREACH OF THIS AGREEMENT. ITEX MUST REMEDY THE BREACH WITHIN THIRTY (30) DAYS OF NOTICE BY WIND RIVER OR THE FOREGOING LICENSES WILL BE AUTOMATICALLY TERMINATED.

         3.4 TRADEMARK USE. ITeX may refer to the Licensed Software by the associated Wind River trademarks, provided that such reference is not misleading and complies with the then-current Wind River trademark policies. ITeX shall not remove, alter or add to any Wind River trademarks, nor shall it co-logo the Licensed Software. ITeX is granted no right, title or license to, or interest in, any Wind River trademarks. ITeX acknowledges Wind River's rights in the Wind River trademarks and agrees that any use of such trademarks shall inure to the sole benefit of Wind River. ITeX agrees not to (a) challenge Wind River's ownership or use of, (b) register, or (c) infringe any Wind River trademark; nor shall ITeX incorporate any Wind River trademarks into ITeX's trademarks, service marks, company names, Internet addresses, domain names, or any similar designations without permission. If ITeX acquires any rights in any Wind River trademark by operation of law or otherwise, it will immediately, at no expense to Wind River, assign such rights to Wind River along with any associated goodwill, applications and/or registrations.

4.       PAYMENTS.

         4.1 TARGET ROYALTY FEES AND PAYMENTS. ITeX shall pay to Wind River the Target Royalty Fees set forth in the schedule in EXHIBIT 1 for each ITeX Chipset Bundle that includes the VxWorks Software and each Wind River Protocol that is sold or otherwise transferred to Customers. Except where ITeX is reporting ITeX Chipset Bundles for which ITeX has pre-paid Wind River the applicable Target Royalty Fees, payment of all amounts due to Wind River shall be within forty five (45) days of the end of each calendar quarter for all copies of the VxWorks Software made and distributed by ITeX in an ITeX Chipset Bundle in that quarter. Interest on any late payments shall accrue at the rate of one and one-half percent (1.5%) per month, or the highest rate permitted by law, whichever is lower, from the date such amount is due until finally paid. The Target Royalty Fees set forth in EXHIBIT 1 are intended only for the Target Market, and apply only to ITeX's use of the VxWorks in conjunction with the ITeX Chipset Bundle. ITeX shall report to Wind River the number of returns, if any, during the prior quarter in the quarterly report. ITeX will be entitled to receive a credit on its quarterly payment obligation equal to the number of returns in the prior quarter multiplied by the applicable royalty fee. TAXES. All payments and amounts due hereunder shall be paid without deduction or set-off or counter claim and free and clear of any restrictions or conditions and without deduction for any taxes, levies, imposts, duties, fees, deduction, withholdings or other governmental charges, excluding taxes on Wind River overall net income. If any deduction is required to be made by law, then ITeX shall pay in the manner and at the same time such additional amounts as will result in receipt by Wind River of such amount as would have been received by Wind River had no such amount been required to be deducted. If ITeX is claiming sales/use tax exemption, a certified Tax Exempt Certificate must be attached to this Agreement or applicable payments submitted by ITeX. In the event that a valid resale or exemption certificate is not provided in a timely manner to Wind River, ITeX agrees to reimburse Wind River for any sales or use tax imposed against Wind River in connection with the royalty payments required pursuant to this Agreement.

4.2 EFFECT OF NON-PAYMENT. Any failure of ITeX to make payment of any payment invoice in the manner described herein, may, at Wind River's discretion, be deemed a material breach of this Agreement by ITeX for purposes of SECTION 12 of this Agreement.

5.       REPORTS AND AUDIT RIGHTS.

         5.1 VXWORKS SOFTWARE EVALUATION LICENSES. ITeX shall maintain complete, current and accurate records documenting all VxWorks Software copies made and distributed by or for ITeX to Customers. Upon distribution of any copy of the VxWorks Software for evaluation purposes pursuant to SECTION 3.1(c), ITeX will provide Wind River with the Customer name, address, license number and contact information so that Wind River may provide such Customer with a VxWorks OEM License as appropriate. All such information shall be treated as confidential by Wind River.

         5.2 REPORTS. ITeX shall maintain complete, current and accurate records documenting all copies of the VxWorks Software and Wind River Protocols made and distributed by ITeX in ITeX Chipset Bundles and shall establish and maintain a separate part/product/SKU number for the ITeX Chipset Bundle product that contains any VxWorks Software and Wind River Protocols to enable ITeX to accurately report, and Wind River to verify, all units shipped containing the VxWorks Software and Wind River Protocols. ITeX shall (a) require each Customer, by the terms of its license agreement, to report to ITeX the number of Target Applications shipped; (b) create a separate part or product number or "SKU" for each Target Application that includes the ITeX Chipset Bundle; and (c) and shall maintain complete, current and accurate records documenting: (i) all Target Applications distributed by or for ITeX and/or ITeX's Customers; and (ii) any other information which may be reasonably required by Wind River to determine whether ITeX is paying the correct Fees hereunder. ITeX shall, within forty-five
(45) days of the end of each calendar quarter, submit to Wind River a written report which shall set forth the number of ITeX Chipset Bundles distributed by ITeX, each Customer's name, location and quantity of Chipset Bundles distributed, and such other information as Wind River may reasonably request ("Target Report"). In the event a Customer's name cannot be disclosed because of contractual obligations, ITeX will substitute an alias in place of such Customer's name, provided that an alias cannot be used for more than one Customer. Wind River may provide, from time to time, a form of Target Report that ITeX agrees to follow with respect to carrying out the foregoing obligations. If no ITeX Chipset Bundles were distributed within a given quarter, ITeX shall provide Wind River a statement so certifying. The information included in the Target Reports will be considered confidential in accordance with Section 8, and the parties will only use such information in accordance with the terms of this Agreement.

         5.3 AUDIT RIGHTS. To ensure compliance with the terms of this Agreement, an independent auditor chosen by Wind River who has signed an ITEX NDA shall have the right, exercisable upon reasonable notice, to conduct an inspection and audit of all relevant accounting and sales books and records of ITeX to obtain true and correct photocopies of such records and to obtain such other information as necessary to determine ITeX's compliance with this Agreement. At Wind River's request, ITeX shall provide reasonable assistance to the auditor in conducting such inspection and audit. Such audit shall be conducted during ITeX's regular business hours at ITeX's offices and in such a manner as not to interfere unreasonably with ITeX's normal business activities. In no event shall such audits be conducted hereunder more frequently than once every six (6) months. If such audit should disclose any underpayment of fees payable to Wind River, ITeX shall promptly pay Wind River such underpaid amount, together with interest thereon at a rate of one and one-half percent (1.5%) per month during the period each amount was owed and unpaid, or the highest rate allowed by law, whichever is lower, from the date such amount is due until finally paid. If the amount of such underpayment exceeds ten percent (10%) of amounts otherwise paid, then ITeX shall reimburse Wind River for fees and expenses billed by such auditor associated with such audit. Overpayments shall be refunded by Wind River immediately or may be offset by ITEX against future royalties owed.

6.       SUPPORT OBLIGATIONS.

         6.1 ITEX SUPPORT OBLIGATIONS. ITeX will provide Customers with support for the ITeX Chipset Bundle and any software (other than the Licensed Software) provided therewith. Upon ITeX's completion of development of the ITeX Chipset Bundle, ITeX will provide two (2) complete bundles to Wind River for its internal use solely to assist IteX in supporting Customers, at no cost to Wind River.

         6.2 WIND RIVER SUPPORT OBLIGATIONS. Wind River will provide support directly to Customers for the VxWorks Software, Tornado Software, Wind River Protocols and any other optional Wind River products licensed by the Customer from Wind River under its then-current terms, conditions and pricing.

7.       INTELLECTUAL PROPERTY RIGHTS.

         7.1 COPYRIGHT NOTICES. All copies of the Licensed Software, including any portions or derivative works thereof, shall contain Wind River's copyright notice.

         7.2 OWNERSHIP. ITeX's rights to use, reproduce and distribute the Licensed Software are limited to those expressly granted herein, and Wind River and its licensors retain all right, title and interest to the Licensed Software and all copies of the Licensed Software. ITeX acknowledges that the structure, organization and code of the Licensed Software is proprietary to Wind River and ITeX agrees to take reasonable measures to protect Wind River's intellectual property rights in the Licensed Software. ITeX shall own all right, title and interest in and to any modifications to the Reference Source Code, subject to Wind River's ownership in the underlying intellectual property rights in the unmodified Reference Source Code. Ownership to modifications in the Wind River Protocols shall be subject to the Source Code License Agreement executed between the parties. All rights not expressly granted to ITeX in this Agreement are expressly reserved for Wind River and its licensors.

         7.3 REVERSE ENGINEERING. Except as may be authorized by a Source Code Agreement between the parties, ITeX shall not (and shall not allow its Customers, employees or contractors to) modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from any Licensed Software or any internal data files generated by such software, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

8.       CONFIDENTIAL INFORMATION.

                ITeX acknowledges that the Licensed Software contains valuable trade secrets of Wind River, and licensors of Wind River, the unauthorized disclosure of which would cause irreparable harm to Wind River and its licensors. ITeX agrees not to disclose the Licensed Software to any third parties and not to use the Licensed Software other than for the purposes authorized by this Agreement. The parties agree not to disclose the licensing or pricing terms set forth in this Agreement including, without limitation, the Target Royalty Fees; provided that solely upon request by a potential customer for pricing information, ITeX may divulge to its customers the incremental pricing ITeX is charging its customers for the VxWorks and Wind River Protocols portion of the configuration of the ITeX Chipset Bundle. Wind River acknowledges that all information provided by ITEX about its customer base and all royalty reports are ITEX confidential. If either party desires that other information provided it under this Agreement be held in confidence, the disclosing party will identify the information as confidential or proprietary. This confidentiality obligation shall continue after any termination or expiration of this Agreement. Access to any confidential information disclosed by the other party shall be restricted to those employees or independent contractors who have a need for access to work for the furtherance of the Agreement, who have been instructed regarding obligations to maintain the confidentiality of the information, and who have executed written agreements obligating them to maintain the confidentiality of the confidential information. Confidential Information must be marked or labeled clearly as "CONFIDENTIAL" or with a similar legend sufficient to notify the receiving party that it is confidential (unless such information is disclosed orally or by demonstration or is otherwise strictly impossible to mark); Confidential Information that is impossible to mark must be clearly identified as confidential at the time of disclosure, and summarized in reasonable detail and designated as confidential in a writing delivered to the receiving party within thirty (30) days of first disclosure.

The obligations of this Agreement shall not apply to Confidential Information which the receiving party shows is:

            (a) already in the possession of the receiving party at or before the time of disclosure hereunder as reasonably shown by evidence existing at the time of disclosure; or

            (b) publicly known through no wrongful act of the receiving party
                (provided that Confidential Information becoming publicly known shall not excuse a prior breach); or

            (c) lawfully received from a third party without obligation of confidence; or

            (d) independently developed by the receiving party or by persons not having access to the Confidential Information; or

            (e) approved for release by written authorization of the disclosing party; or

            (f) disclosed pursuant to the requirement or demand of a lawful governmental or judicial authority, but only to the extent required by operation of law, regulation or court order.

Each party may use and disclose any Residuals for any purpose, except that no license to any patent or copyright is granted under this Section. Residuals means disclosed confidential information remembered by those individuals within the scope of Recipient's obligations under this Agreement who no longer have access to the disclosed confidential information. However, Residuals does not include any detailed financial or personnel data, or the identity of the Discloser.

9.       WARRANTY.

         9.1 LIMITED WARRANTY. Wind River warrants that the media on which the Licensed Software is delivered will be free from defects in materials or workmanship for a period of ninety (90) days from the date on which ITeX receives such media. If during the foregoing ninety (90) day warranty period the media on which Licensed Software is delivered proves to be defective, Wind River will replace such media, at Wind River's option, and as ITeX's sole remedy for any breach of warranty hereunder. ITeX assumes full responsibility for: (i) the selection of the Licensed Software; (ii) verifying the results obtained from the use of the Licensed Software; and (iii) taking appropriate measures to prevent loss of data. Wind River does not warrant that the operation of the Licensed Software will meet ITeX's requirements or that ITeX will be able to achieve any particular results from use of the Licensed Software or that the Licensed Software will operate free from error.

         9.2 WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1, WIND RIVER AND ITS LICENSORS DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY WIND RIVER, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY.

10. LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF SECTIONS 3 OR 8, IN NO EVENT WILL EITHER PARTY OR ITS SUPPLIERS BE LIABLE TO TO THE OTHER PARTY, FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR THE LOSS OF USE, INTERRUPTION OF BUSINESS, COST OR PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES OR LOST PROFITS, REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF WIND RIVER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A BREACH OF SECTIONS 3 OR 8 OR LIABILITY ARISING OUT OF SECTION 13, IN NO EVENT WILL EITHER PARTY'S AGGREGATE CUMULATIVE LIABILITY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNTS PAID TO WIND RIVER BY ITEX PURSUANT TO THIS AGREEMENT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE ACT, EVENT OR OMISSION GIVING RISE TO SUCH CLAIM.

11.      INDEMNIFICATION.

         11.1 WIND RIVER INDEMNITY. Wind River will defend any suit brought against ITeX and will pay all damages finally awarded or settlements entered into in such suit insofar as such suit is based on a claim that the Licensed Software as provided to ITeX infringes a third party patent or copyright; or misappropriates a thrid party trade secret; provided, that Wind River is notified promptly of such claim and at its expense is given full and complete authority (including settlement authority), information and assistance by ITeX for such defense. In the event that the Licensed Software is held in any such claim to infringe such a right and its use is enjoined, or if in the opinion of Wind River the Licensed Software is likely to become the subject of such a claim, Wind River at its own election and expense will either (i) procure for ITeX the right to continue using the Licensed Software or (ii) modify or replace the Licensed Software so that it becomes non-infringing while giving substantially equivalent performance. In the event that (i) or (ii) above are not, in Wind River's sole determination, obtainable using reasonable commercial efforts, then Wind River may terminate this Agreement and refund the amount ITeX paid Wind River under this Agreement for the Licensed Software which is the subject of such claim, less a reasonable charge for ITeX's past beneficial use based on depreciation of the Licensed Software, provided that, at Customer's option, Customer may continue use of the Licensed Software pursuant to the Agreement and Wind River's indemnity obligations hereunder shall terminate for any use after Wind River's notice of termination in compliance with this Section 11. The indemnification obligation shall not apply to infringement actions or claims to the extent that such actions or claims are based on or result from: (i) modifications made to the Licensed Software by a party other than Wind River; (ii) the combination of the Licensed Software with items not supplied by Wind River; and (iii) ITeX's failure to use the most recent version of the Licensed Software provided by Wind River to ITeX; provided, that the infringement described in (i) through (iii) would have been avoided but for such modification, combination or use. THIS SECTION STATES ITEX'S EXCLUSIVE REMEDY AND WIND RIVER'S ENTIRE LIABILITY FOR ANY CLAIM OF INFRINGEMENT.

         11.2 ITEX INDEMNITY. ITeX agrees to indemnify, defend and hold harmless Wind River from and against any losses, costs, or damages (including reasonable attorneys' fees) resulting from or in connection with any claims by third parties resulting from or in connection with the distribution of the ITeX Chipset Bundle or Target Applications by ITeX or ITeX's direct and indirect Customers in any country, worldwide except those covered under Section 11.1 above; provided, that Wind River gives ITeX prompt written notice of any such claim, tenders to ITeX the defense or settlement of any such claim at ITeX's expense, and cooperates with ITeX, at ITeX's expense, in defending or settling such claim. This indemnification obligation shall not apply to infringement actions or claims if such actions or claims are based solely on the use of the Licensed Software in the form provided by Wind River, or to claims arising under agreements executed between Wind River and a Customer.

12.      TERM AND TERMINATION.

         12.1 TERM. The term of this Agreement shall commence on the Effective Date and continue in effect for a period of three (3) years, unless earlier terminated in accordance with its terms. Upon the expiration of this initial term, this Agreement may be extended on a yearly basis upon the mutual agreement of the parties.

         12.2 TERMINATION FOR CAUSE. Either party may terminate this Agreement upon written notice at any time if the other party is in material breach of its obligations under this Agreement and fails to cure such breach within thirty (30) days notice thereof.

         12.3 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement, ITeX shall (i) immediately cease the use, reproduction and distribution of the Licensed Software; and (ii) immediately cease all distribution of the VxWorks OEM Evaluation Licenses. These remedies shall be cumulative and in addition to any remedies available to Wind River. The payment date of all monies due to Wind River shall automatically be accelerated so that they shall become due and payable on the effective date of termination, even if longer terms had been provided previously. If ITEX terminates the Agreement based on Wind River's material breach, any unused prepaid royalty will be immediately refunded to ITEX.

         12.4 SURVIVAL. In the event of any expiration or termination of this Agreement, the provisions of Section 1 ("Definitions"), 4 ("Payments"), 5 ("Reports and Audit Rights"), 7 ("Intellectual Property Rights"), 8 ("Confidential Information"), 9 ("Warranty"), 10 ("Limitation of Liability"), 11 ("Indemnification"), 12 ("Term and Termination"), and 13 ("Miscellaneous") and the pricing terms in EXHIBIT 1 shall survive and shall continue to bind the parties.

13.      MISCELLANEOUS.

                  (a) ASSIGNMENT. ITeX may not assign or transfer this Agreement, the license(s) granted or any of ITeX rights or duties hereunder, including by way of merger (regardless of whether ITeX is the surviving entity) or acquisition, and any attempt to do so, without Wind River's express prior written consent, shall be void. Wind River may assign this Agreement, and its rights and obligations hereunder, in its sole discretion. Any assignment in contravention of this Section shall be void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto. Notwithstanding the foregoing, an assignment or delegation by ITeX in connection with the transfer of all or substantially all of ITeX's assets or stock by reason of acquisition, merger or consolidation (an "Acquisition") may be made with written notice given within thirty (30) days of the event but without obtaining Wind River's prior consent; provided that (i) ITeX is current with all reports and payments required under the Agreement and not in breach of any material obligation, and, (ii) the assignee or transferee provides Wind River a written certification that this Agreement shall apply only to the use of the Licensed Software as described in this Agreement and provided further, (iii) that the proposed assignee or transferee is not a competitor of Wind River, in which case Wind River's prior written consent shall be required.

         13.1 RELATIONSHIP OF THE PARTIES. Nothing contained herein shall be construed as creating any agency, partnership or other form of joint enterprise between the parties.

         13.2 EXPORT CONTROL. All software and technical information delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. ITeX agrees to strictly comply with all such laws and regulations. Wind River will use reasonable efforts to inform ITeX of any export control restrictions of which Wind River is aware. NOTICES. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery or five (5) days after deposit in the mail. Notices shall be sent to the parties as follows:

         To Wind River:      500 Wind River Way, Alameda, CA  94501
                             Attention:  General Counsel

         To ITeX:            [2710 WALSH AVE. SANTA CLARA CA 95051]
                             Attention: [_________________________]

                             COPY TO:

                             Law+
                             993 Highlands Circle
                             Los Altos, CA 94024
                             Attn: Peter Courture, Esq.
                             Fax: (650) 968-8885

         13.3 USE OF ITEX'S NAME. ITeX agrees that Wind River may disclose that ITeX is a licensee of Wind River products in Wind River's advertising, press, promotion and similar public disclosures with respect to the Licensed Software; provided, however, that such advertising, promotion or similar public disclosures shall not indicate that ITeX in any way endorses any Wind River products, without prior written permission from ITeX. ITeX agrees that, upon ITeX's public announcement of any product designed with or containing the Wind River products, Wind River may publicly disclose that Wind River software is part of the product.

         13.4 FORCE MAJEURE. A party is not liable under this Agreement for non-performance caused by events or conditions beyond that party's control, if the party makes reasonable efforts to perform. The other party may terminate this Agreement for cause in the event the other party fails to remedy any non-performance subject to this Section 13.5 for a period longer than 60 days. This provision does not relieve ITeX of its obligation to make payments then owing.

         13.5 WAIVER. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

         13.6 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable, or invalid as a whole, and, in such event, any such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or intended provision within the limits of applicable law or applicable court decision.

         13.7 GOVERNMENT RIGHTS. The Licensed Software is a "commercial item" as that term is defined at 48 C.F.R. 2.101 (Oct 1995), consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 (Sept 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S.
Government Customers and End Users acquire the Licensed Software with only those rights set forth herein.

         13.8 INJUNCTIVE RELIEF. It is understood and agreed that notwithstanding any other provision of this Agreement, a breach of this Agreement will cause Wind River irreparable damage for which recovery of money damages would be inadequate, and that, in addition to any and all remedies available at law, Wind River shall be entitled to injunctive relief to protect its rights under this Agreement.

         13.9 ATTORNEYS' FEES. In the event any proceeding or lawsuit is brought by Wind River, its suppliers, or ITeX in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

         13.10 CHOICE OF LAW; JURISDICTION AND VENUE. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California, United States of America (except that body of law controlling conflict of laws). The parties hereby exclusively submit to the personal jurisdiction of, and waive any objection to, the United States District Court for the Northern District of California, and the state courts of the State of California for the County of Santa Clara, California. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

         13.11 HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

         13.12 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

         13.13 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

         13.14 CHANGE OF CONTROL. In the event of the direct or indirect taking over or assumption of control of one party or of substantially all of its assets by any government, governmental agency or other third party, either party may immediately terminate this Agreement upon written notice.

         13.15 ENTIRE AGREEMENT. This Agreement and the attached Exhibits constitute the parties' entire agreement relating to its subject matter. It supersedes all prior contemporaneous proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgement or other communication between the parties relating to its subject matter during the term of this Agreement. No modification of this Agreement will be binding unless in writing and signed by an authorized representative of each party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the later date indicated below (the "Effective Date") by their respective duly authorized representatives.

WIND RIVER SYSTEMS, INC.                  INTEGRATED TELECOM EXPRESS INC.

By:    /s/ Peter J. Richards              By:     /s/ Robert M. Gardner
- -----------------------------------       --------------------------------------

Name:                                     Name:
        Peter J. Richards                          Robert M. Gardner
- -----------------------------------       --------------------------------------

Title:                                    Title:
        V.P. Sales                                 V.P. COO
- -----------------------------------       --------------------------------------

Date:                                     Date:
        10/31/00                                   10/31/00
- -----------------------------------       --------------------------------------

                                          WIND RIVER LICENSE NUMBER: ___________

                                    EXHIBIT 1

                               TARGET ROYALTY FEES

      TARGET LICENSES

The Target Royalty Fees payable by ITeX to Wind River for each ITeX Chipset Bundle are set forth in the table below. A Target Royalty Fee is required for each copy of the VxWorks Software as well as each individual Wind River Protocol installed on an ITeX Chipset Bundle and/or Target Application using an ITeX Chipset Bundle.

- -------------------------------------- -------------------------- -------------------------------
                                                                   Royalty Per Royalty Bearing
                                                                     Unit per each Wind River
Total number of Royalty Bearing            Royalty Per Royalty       Protocol Installed on the
Units sold by ITeX                      Bearing Unit for VxWorks        ITeX Chipset Bundle
- -------------------------------------- -------------------------- -------------------------------
[*]                                              $[*]                          $[*]
- -------------------------------------- -------------------------- -------------------------------
[*]                                              $[*]                          $[*]
- -------------------------------------- -------------------------- -------------------------------
[*]                                              $[*]                          $[*]
- -------------------------------------- -------------------------- -------------------------------
[*]                                              $[*]                          $[*]
- -------------------------------------- -------------------------- -------------------------------

As of the Effective Date, ITeX shall prepay $[*] in Target Royalty Fees for [*] units of VxWorks Software runtimes calculated as above for use during the term and ITeX shall pay to Wind River such $[*] within [*] after the Effective Date.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                         WIND RIVER LICENSE NUMBER: ____________


                                    EXHIBIT 2

                    VXWORKS AND TORNADO SOFTWARE DESCRIPTIONS

VXWORKS DESCRIPTION

The VxWorks run-time system is a high-performance, real-time operating system that includes the following features:
- -    Scalable wind(R) microkernel
- -    Microsecond interrupt handling
- -    POSIX 1003.1b real-time extensions
- -    Sophisticated TCP/IP stack and associated Internet applications
- -    Flexible booting from ROM, local disk, or across the network
- -    Multiprocessing support
- -    Fast, flexible I/O system
- -    MS-DOS compatible file system
- -    Full ANSI C compliance
- -    Over 1100+ utility routines


TORNADO SOFTWARE DESCRIPTION

Tornado Software is a complete integrated cross development environment for building embedded applications which include the following features:

- -    CrossWind Remote Source Level Debugger
- -    Launcher target and tool management program
- -    Graphical System Object Browser
- -    WindConfig BSP configuration tool
- -    WindShell Remote debugging interface
- -    Graphical Build Tool
- -    GNU Toolkit cross-compilation toolset

WIND RIVER PROTOCOLS

ITeX may include one or more of the following individually royalty-bearing Wind River Protocols on the ITeX Chipset Bundle:
- -    [*]
- -    [*]
- -    [*]
- -    [*]
- -    [*]
- -    [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                         WIND RIVER LICENSE NUMBER: ____________

                                    EXHIBIT 3

                            WIND RIVER SYSTEMS, INC.

                          EVALUATION LICENSE AGREEMENT

THIS EVALUATION LICENSE AGREEMENT ("Agreement") is made and entered into as of the date specified below (the "Effective Date") by and between WIND RIVER SYSTEMS, INC., a Delaware corporation ("Wind River"), and _______________, a _____________ corporation having a principal place of business at the address set forth on Exhibit A attached hereto ("Customer"). The parties agree as follows:

1.       Definitions.

         (a) "APPROVED CPU" means the host computer on which the Software, per its documentation, is intended to operate and upon which Customer installs and uses the Software, as specified in Exhibit A.

         (b) "AUTHORIZED SITE" means the specific address of Customer's facility consisting of a single building or multiple buildings on a contiguous campus where the Approved CPU upon which the Software is first installed and put into use is physically located, as specified in Exhibit A. "CONFIDENTIAL INFORMATION" shall mean (i) the Software, (ii) the technology, ideas, know how, documentation, processes, algorithms and trade secrets embodied in the Software; (iii) any software keys related to the Software, and (iv) any other information, whether disclosed orally or in written or magnetic media, that is identified as "confidential," "proprietary" or with a similar legend at the time of such disclosure.

         (c) "INTELLECTUAL PROPERTY RIGHTS" shall mean all copyrights, trade secrets, patents, mask works and other intellectual property rights recognized in any jurisdiction worldwide, including all applications and registrations with respect thereto, but excluding trademarks, service marks, trade names and other product, service or company identifiers.

         (d) "REFERENCE SOURCE CODE" means any board support package ("BSP") and/or driver Source Code that may be provided by Wind River in the Software.

         (e) "SOFTWARE" means the computer programming code and accompanying documentation in the form and format provided hereunder, including updates, if any, provided by Wind River, and all full or partial copies, whether such copies are provided by Wind River or made by Customer as permitted under this Agreement. The definition of Software includes the Reference Source Code, if any, provided by Wind River hereunder.

         (f) "SOURCE CODE" means computer software in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

2. LICENSE. Subject to Customer's compliance with the terms and conditions of this Agreement, Wind River hereby grants to Customer a restricted, personal, non-transferable, non-exclusive, internal-use license:
(i) to use the Software solely at the Authorized Site on any Approved CPU and for the sole purpose of internally evaluating the Software; (ii) to reproduce the Software for archive purposes, consistent with Customer's standard archive procedures; and (iii) to modify the Reference Source Code solely to the extent necessary to evaluate the use of the Software in the development of prospective Customer products. Customer shall reproduce and include any and all copyright notices and proprietary rights legends, as such notices and legends appear in the original Software, on any copy of the Software, or any portion thereof.

3.       RESTRICTIONS.

         (a) The Software shall be handled, used and stored solely at the Authorized Site identified in Exhibit A. Although the Software may be used either from a single machine or a server, there shall be no external network access of the Software (i.e., by any computers or terminals not located at the Authorized Site).

         (b) Access to the Software and modifications to the Reference Source Code shall be made only by employees and/or independent contractors of Customer who (i) require access to the Software for the purposes of conducting the evaluation of the Software, and (ii) have signed an employee agreement in which such employee agrees to protect third party confidential information with terms no less stringent than those set forth therein. Customer agrees that any breach by any employee of their obligations under such confidentiality agreements shall also constitute a breach by Customer hereunder. For the purposes of this Agreement, the definition of "employee" shall be as defined for purposes of the U.S. Copyright Act but expressly includes independent contractors.

         (c) Customer shall not (i) use the Software or any portion thereof, for any productive or commercial purpose; (ii) market, distribute or otherwise transfer copies of the Software to others; (iii) rent, lease or loan the Software; or (iv) distribute externally or to any third party any communication that compares the features, functions or performance characteristics of the Software with any other product of Customer's or any third party.

         (d) Customer shall use reasonable efforts to protect the Software from unauthorized access, reproduction, disclosure or use. In the event Customer becomes aware of any unauthorized use or disclosure of Software, Customer shall notify Wind River immediately in writing and shall give full cooperation, at Customer's expense, to minimize the effects of such unauthorized use or disclosure.

         (e) UPON TRANSFER OF ANY COPY OF THE SOFTWARE TO ANOTHER PARTY, THIS LICENSE IS AUTOMATICALLY TERMINATED.

         (f) The Software licensed under this Agreement may contain or be derived from materials of third party licensors. Such third party materials may be subject to restrictions in addition to those listed in this Section 4, which restrictions, if any, are set forth in an Exhibit attached hereto.

4. CONFIDENTIAL INFORMATION. Customer shall not use or disclose any Confidential Information, except as expressly authorized by this Agreement, and shall protect all such Confidential Information using the same degree of care which Customer uses with respect to its own proprietary information, but in no event with safeguards less than a reasonably prudent business would exercise under similar circumstances. Customer's obligations regarding the protection of Confidential Information shall survive any expiration or termination of the Agreement. Customer shall take prompt and appropriate action to prevent unauthorized use or disclosure of the Confidential Information.

5. OWNERSHIP. Wind River and its licensors shall retain exclusive ownership of all worldwide Intellectual Property Rights in and to the Software and any copies thereof. All rights in and to the Software not expressly granted to Customer in this Agreement are expressly reserved for Wind River and its licensors.

6. TERM AND TERMINATION. This Agreement shall commence upon the Effective Date and continue for a period of thirty (30) days. This Agreement will immediately terminate upon Customer's breach of this Agreement. Upon termination, Customer agrees not to use the Software for any purpose whatsoever, to promptly return the Software, and any copy then in Customer's possession, to Wind River, and to certify to Wind River that all copies of the Software have been returned. Upon termination Wind River may repossess all copies of the Software then in Customer's possession or control. These remedies shall be cumulative and in addition to any other remedies available to Wind River. The following Sections shall survive any termination of this Agreement: Sections 1, 3, 4, 5, 8, 9 and 10.

7. KEYS AND ACCESS. Wind River agrees to provide to Customer those software access keys (the "Keys") which are reasonably necessary to permit Customer to gain access to the Software contained on media shipped to Customer and which Software has been properly licensed to Customer pursuant to a license agreement. All such Keys shall be considered the Confidential Information of Wind River. Notwithstanding anything to the contrary in this Agreement, Customer hereby acknowledges that Customer shall have no right or license to any software shipped to Customer on media as provided above which software is not properly licensed pursuant to a license agreement, that any such software is included therein solely as a matter of administrative convenience, and Customer further agrees not to attempt to gain access to, or permit any third party to attempt to gain access to, such software.

8. WARRANTY DISCLAIMER. THE SOFTWARE IS LICENSED FOR CUSTOMER'S TEMPORARY EVALUATION "AS IS" AND WIND RIVER AND ITS LICENSORS DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY WIND RIVER, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY.

9. LIMITATION OF LIABILITY. WIND RIVER AND ITS LICENSORS SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND (INCLUDING DAMAGES FOR INTERRUPTION OF BUSINESS, PROCUREMENT OF SUBSTITUTE GOODS, LOSS OF PROFITS, OR THE LIKE) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF WIND RIVER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL WIND RIVER'S AGGREGATE CUMULATIVE LIABILITY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED $50.00 OR THE AMOUNT CUSTOMER ACTUALLY PAID WIND RIVER UNDER THIS AGREEMENT (IF ANY).

THE WARRANTY DISCLAIMER AND LIMITED LIABILITY ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN WIND RIVER AND CUSTOMER. WIND RIVER WOULD NOT BE ABLE TO PROVIDE THE SOFTWARE WITHOUT SUCH LIMITATIONS.

10. GENERAL. Customer shall not export or reexport the Software in violation of the export control laws of the United States and/or any other jurisdiction. This Agreement will be governed in all respects by the laws of the State of California as applied to contracts entered into between residents thereof and performed entirely within the State. All disputes arising under this Agreement shall be brought in Superior court of the State of California in Santa Clara County, California as permitted by law. If any legal action or proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled. If any provision or provisions of this Agreement are determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby. This Agreement may not be assigned, sub-licensed, or otherwise transferred by Customer without Wind River's prior written consent. Nothing contained herein shall be construed as creating any agency, employment relationship, partnership, principal-agent or other form of joint enterprise between the parties. This Agreement constitutes the complete, final and exclusive statement of the agreement between Wind River and Customer, which supersedes all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. No waiver, alteration or modification of the provisions of this Agreement will be valid unless made in writing and signed by a corporate officer of Wind River. Each party agrees that use of pre-printed forms, such as purchase orders or acknowledgements, is for convenience only and all terms and conditions stated thereon are void and of no effect.

IN WITNESS WHEREOF, the parties authorized representatives have executed this Agreement as of the Effective Date.

AGREED TO:

WIND RIVER SYSTEMS, INC.                    [CUSTOMER]

By:                                         By:
   -----------------------------------         ---------------------------------

- --------------------------------------      ------------------------------------

                               [WIND RIVER LOGO]

                                    EXHIBIT A

                            WIND RIVER SYSTEMS, INC.

                          EVALUATION LICENSE AGREEMENT


Date
                                                      --------------------------

Company Name
                                 -----------------------------------------------

Shipping Address
                                 -----------------------------------------------
(No P.O. Boxes)
                                 -----------------------------------------------
City, State Zip
                                 -----------------------------------------------
e-mail address
                                 -----------------------------------------------

License#
                                 -----------------------
End-User Name
                                 -----------------------------------------------
Phone                                                          Fax
                                 -----------------------           -------------

Additional Contact
                                 -----------------------------------------------
Phone                                                          Fax
                                 -----------------------           -------------

Product(s) for evaluation
                          ------------------------------------------------------
Host
                                 -----------------------------------------------
Media Format                     1st choice                 2nd choice
                                 -----------------------------------------------
Target
                                 -----------------------------------------------
CPU Board
                                 -----------------------------------------------
Host Name                                                      Host ID
                                 -----------------------              ----------

Length of Evaluation             60 days
                                 -----------------------------------------------

Project Name:
                                 -----------------------------------------------

Project Description:
                                 -----------------------------------------------

                                 -----------------------------------------------

Authorized Site (address and building identification):

- -------------------------------------------

- -------------------------------------------

Addresses for notices:

To Wind River:                              To Customer:

Wind River Systems, Inc.
                                            ------------------------------------
500 Wind River Way
                                            ------------------------------------
Alameda, CA  94501
                                            ------------------------------------
Attn: General Counsel                       Attn:
                                                 -------------------------------
           FORM MUST BE COMPLETED TO ENSURE PROMPT SHIPMENT OF ORDER.